                                                                    EXHIBIT 10.4

                  Agreement to Terminate Employment Agreement
                  -------------------------------------------
                            and Severance Agreement
                            -----------------------

     This Agreement is entered into by and between Santa Anita Realty Enterprises, Inc. (the "Company") and William C. Baker (the "Executive") as of the 16th day of August, 1996.

1. RECITALS
   --------

     WHEREAS, the Executive and the Company entered into an Employment Agreement on April 1, 1996 (the "Employment Agreement"), pursuant to which the Executive has served as Chief Executive Officer of the Company from April 1, 1996 to the present;

     WHEREAS, the Executive and the Company entered into a Severance Agreement, effective April 1, 1996 (the "Severance Agreement"); and

     WHEREAS, the Executive and the Company have agreed to terminate employment, effective as of the close of business on August 16, 1996.

     NOW, THEREFORE, the Executive and the Company agree as follows:

2. Agreement
   ---------

     (a) The Employment Agreement is hereby terminated, effective as of the close of business on August 16, 1996.

     (b) Both parties acknowledge and agree that any and all remuneration, compensation or benefit provided for in the Employment Agreement has been satisfied in full, and that the Executive and the Company have no remaining obligations, past or future, to the other party under such Employment Agreement, other than (1) the Company's obligation to make a timely payment of Accrued Obligations (as such term is defined in Section V-E-1 of the Employment Agreement) and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans and (2) the Executive's continuing obligation under
Section VIII of the Employment Agreement not to communicate or divulge any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies to anyone other than the Company and those designated by it, except with the prior written consent of the Company or as may otherwise be required by law or legal process. Executive agrees that no benefits are payable under Section IV-J of the Employment Agreement.

     (c) The Severance Agreement is terminated August 16, 1996 and Executive is entitled to no benefits thereunder.

     (d) Both parties acknowledge and agree that this instrument constitutes and contains the entire agreement and understanding concerning the Executive's employment with the Company, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.


     IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the date first above written.

                         SANTA ANITA REALTY ENTERPRISES, INC.


                         By:_________________________________



                         WILLIAM C. BAKER


                         _______________________________